WISDOMTREE RULES-BASED EARNINGS-WEIGHTED
                            GROWTH INDEX METHODOLOGY



                             Last Updated June, 2008


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WISDOMTREE RULES-BASED EARNINGS-WEIGHTED GROWTH INDEX METHODOLOGY

      1. Overview and Description of Methodology Guide for Domestic Earnings-Weighted Growth Indexes

      WisdomTree LargeCap Growth Index ("LGI") was developed by WisdomTree Investments, Inc. ("WTI") to measure the performance of largecap growth companies in the U.S. The LGI measures the performance of investable U.S.-based companies that have passed WisdomTree's growth selection requirements. Companies eligible for LGI must have must have generated positive earnings in the prior four fiscal quarters and have posted year-over-year percentage change in earnings per share, book value per share, sales per share and stock price ("growth metrics"). Companies with the 1000 largest market capitalizations that pass these selection requirements are then ranked by each of these four "growth metrics." Companies that rank in the top 30% are selected for inclusion. Each Index is reconstituted annually, at which time each component's weight is adjusted to reflect its share of the Earnings Stream during the prior four fiscal quarters. The Earnings Stream is defined as cumulative earnings over the prior four fiscal quarters for each component in the Index. The percentage weight assigned to each component in the Index at the annual reconstitution is calculated by dividing the cumulative earnings each component company has generated in its last four reported fiscal quarters by the sum of all the earnings generated by all the component companies in the Index over the same period. For these purposes, "earnings" are determined using a company's reported net income excluding extraordinary items. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

      2.    Key Features

      2.1.  Membership Criteria

            To be eligible for inclusion in the Domestic Growth Indexes, a company must list its shares on the New York Stock Exchange (NYSE), American Stock Exchange (AMEX) or the NASDAQ Global or NASDAQ Global Select Market (together, the "three major exchanges"), be incorporated in the United States and have positive cumulative earnings over the four fiscal quarters preceeding the annual reconstitution, which takes place in April. Companies need to have a market capitalization of at least $100 million by the "Screening Point" (the duration of time after the close of trading on the last trading day in March, and before the open of trading on the next trading day); shares of such companies need to have had an average daily dollar volume of at least $200,000 for each of the six months preceding the Screening Point; and components companies need to have had a P/E ratio at least 2 as of the Screening Point. Companies eligible for LGI must have must have generated positive earnings in the prior four fiscal quarters and have posted year-over-year percentage change in earnings per share, book value per share, sales per share and stock price ("growth metrics"). Companies with the 1000 largest market capitalizations that pass these selection requirements are then ranked by each of these four "growth metrics." Companies that rank in the top 30% are selected for inclusion in the LGI. Common stocks, REITS and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts, tracking stocks, mortage REITS and companies that are not incorporated in the United States ("United States" is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

      2.2   Base Date and Base Value

            Indexes are to be established with a base value of 200 on April 30, 2008.

      2.3   Calculation and Dissemination

            The following formula is used to calculate the index levels for the Domestic Growth Indexes:



                                 (SIGMA)i{SiPi}
                                  -------------
                                        D

            Si = Number of shares in the index for security i.
            Pi = Price of security i
            D = Divisor

            The Domestic Growth Indexes are calculated whenever the three major US exchanges are open for trading.

            If trading is suspended while one of the three major exchanges is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock's adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is updated on a real time basis, while the total return Index is calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds.

      2.4   Weighting

            The Domestic Growth Indexes are modified capitalization-weighted Indexes that employ a transparent weighting formula to magnify the effect that earnings play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is based on the companies' earnings stream during the last four fiscal quarters. To calculate the weighting factor - Earnings Stream - WisdomTree uses cumulative earnings generated over the prior four reported quarters, as of March 31 of each year. Thus, each component's weight in the Index at the "Weighting Date" (defined below) reflects its share of the total Earnings Stream recorded over the prior four quarters by all of the component companies in the Index. The Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the third Wednesday of April. New components and component weights take effect before the opening of trading on the first Monday following the third Friday of April, the "Reconstitution Date."

            Should any company achieve a weighting equal to or greater than 24.0% of the Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the "collective weight" of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.
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      2.5   Dividend Treatment

            Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends require index divisor adjustments to prevent the distribution from distorting the price Index.

      2.6   Multiple Share Classes

            In the event a component company issues multiple classes of shares of common stock, the most liquid share class will be included in the index. Conversion of a share class in the Index into another share class not in the Index results in the conversion of the share class being phased out into the surviving share class.

      3.    Index Maintenance

            Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Domestic Growth Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in earnings between reconstitutions, restatements of earnings between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Domestic Growth Indexes. Other corporate actions, such as special dividends, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions, or when the Index Calculation Agent typically applies such corporate actions. Whenever possible, changes to the Index's components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

      3.1.  Component Changes

            o     Additions

            Additions to the Domestic Growth Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the close of trading on the third Friday in April. No additions are made to any of the Domestic Growth Indexes between annual reconstitutions, except in the cases of certain Spin-Off companies, defined below. Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile in the intervening weeks between the Screening Point and the reconstitution date are not included in the Domestic Growth Indexes, and the weights of the remaining components are adjusted accordingly.

            o     Deletions

            Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company's shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. A component company that re-incorporates outside of the U.S. is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

      3.2.  Spin-Offs and IPOs

            Should a company be spun-off from an existing component company it is allowed to stay in the Domestic Growth Index that its parent company is in until the next annual reconstitution. Companies that go public in an Initial Public Offering (IPO) and have positive cumulative earnings after four fiscal quarters of operations and that meet all other inclusion requirements are eligible for inclusion in the Domestic Growth Indexes at the next annual reconstitution.

      4.    Index Divisor Adjustments

            Changes in the Index's market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index's continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree Investments reserves the right to determine the appropriate implementation method.

      5.    Selection Parameters for the Domestic Earnings Indexes

      5.1. Selection parameters for the WisdomTree LargeCap Growth Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the LGI. The component companies are assigned weights in the Index as defined in section 2.4. and the annual reconstitution of the Index takes effect as defined in section 3.1.

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                      WISDOMTREE RULES-BASED INTERNATIONAL
                       LARGECAP GROWTH INDEX METHODOLOGY


                                                     Last Updated June, 2008

WISDOMTREE RULES-BASED INTERNATIONAL LARGECAP GROWTH INDEX METHODOLOGY

      1. Overview and Description of Methodology Guide for International LargeCap Growth Index

      WisdomTree International LargeCap Growth Index ("ILGI") was developed by WisdomTree Investments, Inc. ("WTI") to measure the performance of largecap growth companies in the emerging and developed markets outside the U.S. Companies eligible for ILGI must have must have passed the selection requirements of the WisdomTree World ex-U.S. Index, which measures the stock performance of dividend-paying companies in emerging markets and developed countries outside the U.S. Companies eligible for inclusion in the ILGI must have posted year-over-year percentage change in earnings per share, book value per share, sales per share and stock price ("growth metrics"). Companies with the 1000 largest market capitalizations that pass these selection requirements are then ranked by each of these four "growth metrics." Companies that rank in the top 30% are selected for inclusion. The Index is reconstituted annually, at which time each component's weight is adjusted to reflect its share of the Dividend Stream of that index. The Dividend Stream is defined as the cash dividends paid in the annual cycle prior to the index measurement date. The percentage weight assigned to each component in the Index at the annual reconstitution is calculated by dividing gross dividends paid in U.S. dollars by each component company by the sum of all such dividends paid by all the component companies in the Index over the same period. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

      2.    Key Features

      2.1.  Membership Criteria

            To be eligible for inclusion in the ILGI, a company must qualify for inclusion in the WisdomTree World ex-U.S. Index and that have paid at least $5 million in cash divdiends in the annual cycle prior to the index measurement date. Companies eligible for ILGI must have posted year-over-year percentage change in earnings per share, book value per share, sales per share and stock price ("growth metrics"). Companies with the 1000 largest market capitalizations that pass these selection requirements are then ranked by each of these four "growth metrics." Companies that rank in the top 30% are selected for inclusion in the LGI. Common stocks, REITS and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, except for companies incorporated in Argentina or Russia. Passive foreign investment companies (PFICS), limited partnerships, limited liability companies, royalty trusts, tracking stocks, mortage REITS and companies that are not incorporated in the United States ("United States" is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

      2.2   Base Date and Base Value

            The Index is to be established with a base value of 200 on June 30, 2008.

      2.3   Calculation and Dissemination

            The following formula is used to calculate the index levels for the International LargeCap Growth Index:


                                (SIGMA)i{SiPiEi}
                                ----------------
                                        D

            Si = Number of shares in the index for security i.
            Pi = Price of security i
            Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
            D = Divisor

      2.4   Weighting

            The ILDI is calculated whenever the New York Stock Exchange is open for trading. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock's adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars .The price Indexes are calculated and disseminated on an intra-day bass. The total return Indexes are calculated and disseminated on an end-of-day basis.

            The ILGI is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes.

            The initial weight of a component in the Index at the annual reconstitution is based on cash dividends paid in the annual cycle prior to the index measurement date, "The Cash Dividend Factor." In the case of India, the "Cash Dividend Factor" is adjusted by multiplying by a factor developed by Standard & Poor's called the "Investability Weighting Factor" (IWF). The IWF is used to scale the dividends generated of each company by factors that impose restrictions on shares available to be purchased. The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component's weight, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The International Weighting Date is when component weights are set, it occurs immediately after the close of trading on the third Wednesday of June. New component weights take effect before the opening of trading on the first Monday following the third Friday of June (the "International Reconstitution Date").

            All Indexes will be modified should the following occur. Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the "collective weight" of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced proportionately so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and all other components in the Index will be rebalanced in proportion to their index weightings before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

      2.5   Dividend Treatment

            Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends from non-operating income require index divisor adjustments to prevent the distribution from distorting the price index.

      2.6   Multiple Share Classes

            In the event a component company issues multiple classes of shares of common stock, each class of share will be included in the Index, provided that dividends are paid on that share of stock and that the stock passes all other inclusion requirements. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

      3.    Index Maintenance

            Index Maintenance includes monitoring and implementing the adjustments for company additions and deletions, stock splits, stock dividends, corporate restructurings, spins-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the component companies in the Index. Other corporate actions, such as special dividends, require index divisor adjustments as well. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate action. Whenever possible, changes to the Index's components will be announced at least two business days prior to their implementation date.

      3.1.  Component Changes

            o     Additions

            Additions to the ILGI are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the closing of trading on the third Friday in June. With the exception of a certain type of spin-off, no additions are made to the ILGI between annual reconstitutions.

            o     Deletions

            Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a company re-incorporates outside of a defined domicile, it is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company's shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.(1) Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

_____________________________
(1) Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

      3.2.  Spin-Offs and IPOs

            Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the Index until the next annual reconstitution, provided it meets all other inclusion requirements. Spin-off shares of publicly traded companies that are included in the same indexes as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the Emerging Market Indexes.

      4.    Index Divisor Adjustments

            Corporate actions may affect the share capital of component stocks and therefore trigger increases or decreases in the Index value. To avoid distortion, the divisor is adjusted accordingly. Changes in the Index's market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index's continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

            Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the International Screening Point and the International Reconstitution Date are not included in the Index, and the weights of the remaining components are adjusted accordingly.

      5.    Selection Parameters for the Domestic Earnings Indexes

      5.1. Selection parameters for the WisdomTree International LargeCap Growth Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the ILGI. The component companies are assigned weights in the Index as defined in section 2.4. and the annual reconstitution of the Index takes effect as defined in section 3.1.

                       WISDOMTREE RULES-BASED METHODOLOGY



                             Middle East Dividend Index



                                                     Last Updated June, 2008

I.    METHODOLOGY GUIDE FOR MIDDLE EAST DIVIDEND INDEX

      1.    Index Overview and Description

      WTI has created an international index that tracks the performance of dividend-paying companies in the Middle East region: the WisdomTree Middle East Dividend Index ("MEDI").

      The index described above is referred to as the "Middle East Dividend Index."

            o The WisdomTree Middle East Dividend Index measures the stock performance of companies that pay regular cash dividends on shares of common stock and that incorporated in the following countries: Bahrain, Egypt, Kuwait, Jordan, Morocco, Oman, Qatar, and United Arab Emirates. Component companies must have paid at least $5 million in cash dividends on shares of the common stock in the annual cycle prior to the annual reconstitution in June. Companies must have market capitalizations of at least $200 million at the Middle East Screening Point and average daily trading volumes of at least $200,000 for each of the six months prior to the Middle East Screening Point. Companies are ranked by market capitalization and the 100 largest companies by market capitalization are selected for inclusion. Local exchange shares are included in the index for all countries. Passive foreign investment companies (PFICs) are excluded, as are limited partnerships, ADRs, GDRs, limited liability companies, royalty trusts, preferred stock, rights, and other derivative securities. In June of each year, the Middle East Dividend Index is reconstituted, with each components' weight adjusted to reflect its dividend-weighting in its respective Index.

            The Middle East Dividend Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The Middle East Dividend Index will be calculated using primary market prices and will be calculated in U.S. dollars.

      2.    Key Features

      2.1.  Membership Criteria

            To be eligible for inclusion in Middle East Dividend Index, component companies must have their shares listed on an eligible stock exchange in one of the following countries: Bahrain, Bahrain Stock Exchange; Egypt, Cairo Stock Exchange; Kuwait, Kuwait Stock Exchange; Jordan, Amman Stock Exchange; Morocco, Casablanca Stock Exchange; Oman, Muscat Stock Exchange; Qatar, Doha Stock Exchange; the United Arab Emirates,

            Abu Dhabi Securities Market, Dubai Financial Market, Dubai International Financial Exchange. Companies must be incorporated in one of these Middle East Countries and have paid at least $5 million in cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution in June.

            To be eligible for inclusion in the Middle East Dividend Index, shares of component companies must be available for purchase by foreign investors as of the annual index measurement date. Shares of component securities need to have traded at least 250,000 shares per month for each of the six months preceding the "Middle East Screening Point" (the duration of time after the close of trading on the last trading day in May and before the open of trading on the next trading day). Component companies need to have a market capitalization of at least $200 million on the "Middle East Screening Point" and securities need to have had an average daily dollar volume of at least $200,000 for each of the six months preceding the Middle East Screening Point.

            Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Security types that are excluded from the index are: ADRs, GDRs, Limited partnerships, royalty trusts, passive foreign investment companies (PFICS), preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights.


      2.2.  Base Date and Base Value

            Base value for the Middle East Dividend Index will be set at 200, as of June 30, 2008.

      2.3.  Calculation and Dissemination

            The following formula is used to calculate the index levels for the Middle East Dividend Index:



                                (SIGMA)i{SiPiEi}
                                ----------------
                                        D

            Si = Number of shares in the index for security i.
            Pi = Price of security i
            Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
            D = Divisor

            The Middle East Dividend Index measures price changes against a fixed base period quantity weight. This Index is calculated whenever the New York Stock Exchange is open for trading. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock's adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Indexes are calculated and disseminated on an intra-day bass. The total return Indexes are calculated and disseminated on an end-of-day basis.

      2.4.  Weighting

            The Middle East Dividend Index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of the Index.

            The initial weight of a component in the Index at the annual reconstitution is based on cash dividends paid in the annual cycle prior to the reconstitution, "The Cash Dividend Factor."

            The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component's weight, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The Middle East Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the third Wednesday of June. New Component weights take effect before the opening of trading on the first Monday following the third Friday of June (the "Middle East Reconstitution Date").

            All Indexes will be modified should the following occur.

            Should any single country achieve a weighting equal to or greater than 33.0% of its Index as of the annual index measurement date, each company's weight within the country would be reduced proportionately so the country's weighting will be reduced to 25.0% as of the annual index measurement date and all other components in the Index will be rebalanced in proportion to their index weightings prior to the adjustment. Should two countries achieve a weighting greater than 33%, the collective weight of those countries would be reduced to 50% while preserving the relative size of those countries, and all other components in the Index will be rebalanced in proportion to their index weightings prior to the adjustment.

            Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the "collective weight" of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced proportionately so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and all other components in the Index will be rebalanced in proportion to their index weightings before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

      2.5.  Dividend Treatment

            Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends from non-operating income require index divisor adjustments to prevent the distribution from distorting the price index.

      2.6   Multiple Share Classes

            In the event a component company issues multiple classes of shares of common stock, each class of share will be included in the Index, provided that dividends are paid on that share of stock and that the stock passes all other inclusion requirements. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.


      3.    Index Maintenance

            Index Maintenance includes monitoring and implementing the adjustments for company additions and deletions, stock splits, stock dividends, corporate restructurings, spins-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the component companies Middle East Dividend Index. Other corporate actions, such as special dividends, require index divisor adjustments as well. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index's components will be announced at least two business days prior to their implementation date.

      3.1.  Component Changes

            o     Additions

            Additions to the Middle East Dividend Index are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the closing of trading on the third Friday in June. With the exception of a certain type of spin-off, no additions are made to the Middle East Dividend Index between annual reconstitutions.

            o     Deletions

            Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a company re-incorporates outside of a defined domicile it is deleted from the Index. If a component company is acquired by another company in the Index for stock, the acquiring company's shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.(1) Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

      3.2.  Spin-Offs and IPOs

            Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the Middle East Dividend Index until the next annual reconstitution, provided it meets all other inclusion requirements. The weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the Middle East Dividend Index.

__________________________________
(1) Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

      4.    Index Divisor Adjustments

            Corporate actions may affect the share capital of component stocks and therefore trigger increases or decreases in the Index value. To avoid distortion, the divisor is adjusted accordingly. Changes in the Index's market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index's continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

            Companies that are acquired, de-listed or that re-incorporate outside of a defined domicile cancel their dividends in the intervening weeks between the International Screening Point and the International Reconstitution Date are not included in the Middle East Dividend Index, and the weights of the remaining components are adjusted accordingly.

      5.    Selection Parameters for Middle East Dividend Index

      5.1 Selection parameters for the WisdomTree Middle East Dividend Index are defined in section 2.1 Companies that pass this selection criterion as of the Middle East Screening Point are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

                       WISDOMTREE RULES-BASED METHODOLOGY

      WISDOMTREE GLOBAL DIVIDEND INDEXES AND WISDOMTREE WORLD EX-U.S. INDEX



                                                     Last Updated June, 2008

WISDOMTREE RULES-BASED METHODOLOGY

      1. Overview and Description of Methodology Guide for Global Dividend Indexes and World ex-U.S. Index

      The WisdomTree Global Dividend Indexes, presently consisting of the Global Dividend Index ("WTGDI"), the Global High-Yielding Equity Index ("WTGHY") and the Global SmallCap Dividend Index ("WTGSC"), were developed by WisdomTree Investments, Inc. ("WTI") to measure the performance of dividend-yielding stocks in the global markets. The Global Dividend Index comprises companies included in the WisdomTree Dividend Index, which measures the performance of dividend paying companies in the United States; and the WisdomTree World ex-U.S. Index, which measures the performance of dividend-paying companies in developed and emerging markets outside the U.S. The Global High-Yielding Equity Index comprises the top 30% of the companies ranked by dividend yield from a universe consisting of companies included in WisdomTree Dividend Index and the WisdomTree World ex-U.S. Index. In addition to being a member of one of these two WisdomTree indexes, companies must also have a market capitalization of at least $2 billion as of the Screening Point (defined below) to be eligible for the WTGHY. The resulting universe of companies after the market cap screen is applied is ranked by dividend yield and the top 30% of companies, ranked by highest dividend yield, are selected for the Global High-Yielding Equity Index. The WisdomTree Global SmallCap Dividend Index comprises the 1000 largest small capitalization companies that rank within the bottom 5% of the WisdomTree Global Dividend Index by market capitalization.

      Each Index is reconstituted annually, at which time each component's weight is adjusted to reflect its dividend-weighting in the Index. Dividend weighting is defined as each component's cash dividends paid in the prior annual cycle divided by the sum of the cash dividends paid by all the components in the Index over the same period. This quotient is the percentage weight assigned to each component in the Index at the annual reconstitution. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

      2.    Key Features

      2.1.  Membership Criteria

                  To be included a WisdomTree Global Dividend Index, companies must be included in one of the following WisdomTree indexes:

                  1) The WisdomTree Dividend Index: (United States)

                  2) The WisdomTree World ex-U.S. Index: (Developed World outside the U.S. and Emerging Markets)

                  The selection methodologies for these indexes are listed below.

            a.    WisdomTree Dividend Index:

            To be eligible for inclusion in the Domestic Dividend Indexes, a company must list its shares on the New York Stock Exchange (NYSE), American Stock Exchange (AMEX), the NASDAQ Global Select Market or NASDAQ Global Market (together, the "three major exchanges"), be incorporated in the United States and pay regular cash dividends on shares of its common stock. Companies need to have a market capitalization of at least $100 million by the "Screening Point" (the duration of time after the close of trading on the last trading day in November, and before the open of trading on the next trading day) and shares of such companies need to have had an average daily dollar volume of at least $100,000 for three months preceding the Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts and companies that are not incorporated in the United States ("United States" is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.(1)

            b.    WisdomTree World ex-U.S. Index:

            In the developed world, component companies must list their shares on one of the major the stock exchanges in Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, or on the major stock exchanges in Australia, New Zealand, Hong Kong, Singapore or Canada. Companies must be incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, Singapore or Canada and have paid at least $5 million in cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution. Companies must have a market capitalization of at least $100 million on the International Screening Point and shares of such companies must have had an average daily dollar volume of at least $100,000 for three months preceding the International Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, Singapore and Canada are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible. Shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the International Screening Point.

(1) Mortgage REITs are not eligible for inclusion in the WisdomTree Domestic and International Dividend Indexes.

            In the developing world, component companies must have their shares listed on a stock exchange in one of the following countries:
            Argentina, Brazil, Chile, China, Czech Republic, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey. Securities must be incorporated in one of these Emerging Market Countries and have paid at least $5 million in cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution in June. In India, only securities whose foreign ownership restriction limits have yet to be breached are eligible for inclusion in the index. Local exchange shares are included in the index for all countries with the exception of Argentina and Russia, which include only American Depository Receipts (ADRs) or Global Depositary Receipts (GDRs). Securities need to have a market capitalization of at least $200 million on the "Emerging Market Screening Point" (the duration of time after the close of trading on the last trading day in May and before the open of trading on the next trading day) and securities need to have had an average daily dollar volume of at least $200,000 for each of the six months preceding the Emerging Market Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs or GDRs are eligible in Russia and Argentina but no other country. Security types that are excluded from the index are: Limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights. Shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the International Screening Point.

      2.2.  Base Date and Base Value

            The WisdomTree Global Dividend Index will be established with a base value of 300 on June 30, 2008. The WisdomTree Global SmallCap Dividend Index will be established with a base value of 200 on June 30, 2008. The WisdomTree Global High-Yielding Equity Index was established with a base value of 200 on November 30, 2007. The WisdomTree World ex-U.S. Index will be established with a base value of 300 on June 30, 2008.

      2.3.  Calculation and Dissemination

            The following formula is used to calculate the index levels for the Global Dividend Indexes and the WisdomTree World ex-U.S. Index:



                                (SIGMA)i{SiPiEi}
                                ----------------
                                        D

            Si = Number of shares in the index for security i.
            Pi = Price of security i
            Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
            D = Divisor

            The Global Dividend Indexes and the World ex-U.S. Index are calculated whenever the major exchanges in the US and international markets are open for trading.

            If trading is suspended while one of the major exchanges is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock's adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is updated on a real time basis, while the total return Index is calculated and disseminated on an end-of-day basis.

      2.4   Weighting

            The Global Dividend Indexes and the WisdomTree World ex-U.S. Index are modified capitalization-weighted Indexes that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is equal to the dollar value of the company's cash dividends paid in the prior annual cycle, Cash Dividends Paid.(2) Thus, each component's weight in the Index at the "Weighting Date" (defined below) reflects its share of the total Dividend Stream paid in the prior annual cycle by all the component companies in the Index in U.S. dollars. The Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the third Wednesday of June. New components and component weights take effect before the opening of trading on the first Monday following the third Friday of June the "Reconstitution Date."

___________________
(2) Special Dividends are not included in the computation of Index weights.

            Should any company achieve a weighting equal to or greater than 24.0% of the Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the "collective weight" of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

      2.5   Dividend Treatment

            Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the total return Index require index divisor adjustments to prevent the distribution from distorting the price Index.

      2.6   Multiple Share Classes

            In the event a component company issues multiple classes of shares of common stock, each class of share will be included in the Indexes, provided that dividends are paid on that share of stock and that the stock passes all other inclusion requirements. For the Global High-Yielding Equity Index, in the event a component company issues multiple classes of shares of common stock, the share class of that company with the greater liquidity would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

      3.    Index Maintenance

            Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Indexes. Other corporate actions, such as special dividends, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index's components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

      3.1.  Component Changes

            o     Additions

            Additions to the Global Dividend Indexes and the World ex-U.S. Index are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the close of trading on the third Friday in June. With the exception of a certain type of spin-off, no additions are made to the Global Dividend Indexes between annual reconstitutions.

            o     Deletions

            Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company's shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date.(3) A component company that re-incorporates outside of the defined domiciles identified above are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

(3) Companies being acquired will be deleted from the WisdomTree indexes immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WisdomTree reserves the right to delete the company being acquired based on best available market information.

      3.2.  Spin-Offs and IPOs

            Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the Index until the next annual reconstitution, provided it meets all other Index inclusion requirements. Spin-off shares of publicly traded companies that are included in the same Index as their parent company are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay a regular cash dividend and that meet all other inclusion requirements must wait until the next annual reconstitution to be included in the Index..

      4.    Index Divisor Adjustments

            Changes in the Index's market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index's continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

            Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the Screening Point and the reconstitution date are not included in the Indexes, and the weights of the remaining components are adjusted accordingly.

      5. Selection Parameters for the Global Dividend Indexes and World ex-U.S. Index

      5.1. Selection parameters for the WisdomTree Global Dividend Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the WTGDI. The component companies are assigned weights in the Index as defined in section
            2.4. and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.2. Selection parameters for the WisdomTree Global High-Yielding Equity Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the WTGHI. The component companies are assigned weights in the Index as defined in section 2.4. and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.3. Selection parameters for the WisdomTree Global SmallCap Dividend Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the WTGSC. The component companies are assigned weights in the Index as defined in section 2.4. and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.4. Selection parameters for the WisdomTree World ex-U.S. Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the Index. The component companies are assigned weights in the Index as defined in section
            2.4. and annual reconstitution of the Index takes effect as defined in section 3.1.